Calculation of Filing Fee Tables
S-8
CRACKER BARREL OLD COUNTRY STORE, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,325,000	$ 26.91	$ 35,655,750.00	0.0001381	$ 4,924.06
Total Offering Amounts:						$ 35,655,750.00		$ 4,924.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,924.06
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Cracker Barrel Old Country Store, Inc. (the "Registrant") that become issuable under the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan, as amended (the "2020 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the Registrant. (2) Represents 1,325,000 shares of the Registrant's Common Stock that may be issued pursuant to the 2020 Plan. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $26.91 per share, which is the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Stock Market on November 21, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A